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                                                                 EXHIBIT-99.B1B


                           DELAWARE POOLED TRUST, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION




                  Delaware Pooled Trust, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation has authority to issue a total of One Billion (1,000,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation (the "Common Stock"), having an aggregate par value of Ten Million Dollars ($10,000,000). Of such One Billion (1,000,000,000) shares of the Common Stock, Six Hundred Million (600,000,000) shares have been allocated to the series of the Common Stock as follows: Fifty Million (50,000,000) shares have been allocated to each of The Aggressive Growth Portfolio, The Defensive Equity Portfolio, The Defensive Equity Utility Portfolio (the "Utility Portfolio"), The Defensive Equity Small/Mid-Cap Portfolio, The Fixed Income Portfolio, The Global Fixed Income Portfolio, The High-Yield Bond Portfolio, The International Equity Portfolio, The International Fixed Income Portfolio, The Labor Select International Equity Portfolio, The Limited-Term Maturity Portfolio and The Real Estate Investment Trust Portfolio. Of such One Billion (1,000,000,000) shares of the Common Stock, Four Hundred Million (400,000,000) shares are authorized, unissued, unclassified and unallocated.

                  SECOND: There being no outstanding shares of the Utility Portfolio, the Board of Directors of the Corporation, at a meeting held on November 21, 1996, adopted resolutions terminating the Utility Portfolio, and restoring the Fifty Million (50,000,000) shares of the Common Stock that had previously been allocated to the Utility Portfolio to the category of shares of Common Stock of the Corporation that are authorized, unissued, unclassified and unallocated.

                  THIRD: As a result of the aforesaid reallocation and reclassification of the authorized Common Stock, the Corporation has authority to issue One Billion (1,000,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000). Of such One Billion (1,000,000,000) shares of the
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Common Stock, Five Hundred Fifty Million (550,000,000) shares have been allocated to the series of the Common Stock as follows: Fifty Million (50,000,000) shares have been allocated to each of The Aggressive Growth Portfolio, The Defensive Equity Portfolio, The Defensive Equity Small/Mid-Cap Portfolio, The Fixed Income Portfolio, The Global Fixed Income Portfolio, The High-Yield Bond Portfolio, The International Equity Portfolio, The International Fixed Income Portfolio, The Labor Select International Equity Portfolio, The Limited-Term Maturity Portfolio and The Real Estate Investment Trust Portfolio. Of such One Billion (1,000,000,000) shares of Common Stock, Four Hundred Fifty Million (450,000,000) shares are authorized, unissued, unclassified and unallocated.

                  FOURTH: The shares of Common Stock previously allocated to the Utility Portfolio have been reclassified and restored to the status of authorized, unissued, unclassified and unallocated shares of Common Stock by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  FIFTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  SIXTH: These Articles Supplementary shall become effective at 5:00 p.m. on January 14, 1997.

                  IN WITNESS WHEREOF, Delaware Pooled Trust, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this __ day of January, 1997.


                                    DELAWARE POOLED TRUST, INC.



                                    By:_____________________________________
                                              George M. Chamberlain, Jr.
                                              Senior Vice President


ATTEST:



_______________________________
     Eric E. Miller
     Assistant Secretary



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                  THE UNDERSIGNED, Senior Vice President of DELAWARE POOLED
TRUST, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                           ___________________________________
                                                  George M. Chamberlain, Jr.
                                                  Senior Vice President


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